CONSULTING AGREEMENT

THIS DOCUMENT acts forth the agreement between ( Paradise Capital Group, LLC) heron referred to (PCG) maintaining its principal office at 1521 NW 7th Street, Boca Raton, FL 33486 (“PCG” or the “Consultant") and Buyer Group International Inc., hereon referred to as ("BYRG” or the "Company") maintaining its principal office at 812 Creek line Way, McKinney, TX 75070 concerning consulting services rendered to the Company.

WHEREAS, (PCG) is engaged in the business of providing services for management consulting, business advisory and public relations and has knowledge, expertise and personnel to render the requisite services to the Company: and

WHEREAS, the Company is desirous of retaining (PCG) for the purpose of obtaining these services so as to better, more fully and more effectively deal with the financial services community on a non-.exclusive  basis.

NOW TH EREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows!

NATURE OF SERVICES TO BE RENDERED

During the term of this Agreement (PCG) shall use its but efforts to provide the Company financial communication services, and v ill serve, when requested. as the Company liaison and spokesperson. The consulting series to he provided by (PCG) shall include the development. implementation, and maintenance of a sound financial advisory strategy which include:

A.
Soliciting and arranging meetings with the investment community (both sell-side and buy-side) to promote the Company. It is understood that (PCG) dam not perform investment advisory service and/or advise any person or entity to buy or sell the Company's stock, and that (PCG) merely acts as a liaison between the Company and its shareholders, potential investors retail stockbrokers and institutional investors as art intermediary on behalf of the Company.

B.
Managing and communicating the Company's corporate profile within the investment community, with the goal of raising and improving such profile. Conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals and to advise them ell-the Company's plans, goals, and activities. As well as feature company in media outlets such as Company executive interviews via radio. interact or print ; as well as featuring companies to a group of financial opportunist groups giving them the chance to tell them about the corporate developments in a dinner atmosphere.

C.
Develop an in-depth familiarization with the Company's business objectives and bring to the Company thereof, when known to bring to the Company's attention potential or actual opportunities, which meet those objectives or logical extensions thereof: when known.

D.	Comment on the Company's corporate development including such factors as position in competitive environment, financial performances vs, competition, strategies, and operational

E.	Identify prospective suitable merger or acquisition candidates for the Company, as become known.

F.	Introduce company to PCG's global network of investors using cutting edge marketing strategies.

G.	Assist the Company with help to create a website. Provide the Company with insight to the investor mindframe

H.	Introduce the company to institutional investors, funds as well as companies across the globe looking to build a In term position in the Company

TERM AND TERMINATION

This Agreement shall be for a period of one year (365 days) commencing May 1st, 2008 and terminating May 1, 2009, and thereafter may he renewed upon the mutual written consent or the parties.

COMPENSATION FOR SERVICES

The following represents the compensation to be received by (PCG) in connection with rendering the services hereunder;

The Company agrees to issue simultaneously with the execution of this Agreement to Consultant ( PCG) for its services hereunder live million (5,000,000) free-trading shares of the common stock ( OYC:BB BYRG) for an investor relations contract for one year (365) days

TREATMENT OF CONFIDENTIAL INFORMATION

(PCG) shall NOT disclose to any third party any material non-public information or data received from the Company without the written consent and approval of the Company other than: to its agents or representatives that have a need to know in connection with the services hereunder.

REPRESENTATION

The Company acknowledges that (PCG) is in the business of providing consulting services to other businesses and entities. (PCG) reserves the right to perform similar services for others, as well as engage in other business activities,

INDEMNIFICATION OF CONSULTANT BY COMPANY

The Company acknowledges that (PCG), in performance of its duties, will be required to rely upon the accuracy' and completeness of information supplied to it by the Company's officers, directors, agents, auditor employees. The Company agrees to indemnify, hold harmless and defend (PCG). its officers. agents and/or employees from any proceedings. inquiries, or legal action whether administrative, governmental, or private which arises out of or is due to the inaccuracy or incompleteness of any promotional material or other information including but not limited to financial information supplied by the Company to (PCG).

(PCG) agrees that all services shall be pa-formed in accordance with all applicable laws, rules, and regulations.

The Company acknowledges that (PCG) is acting as an independent contractor and not as an employee of the Company. As such, neither party has the authority to bind the other, nor make any unauthorized representation on behalf of the other.

The Company acknowledges that (PCG) shall not be held accountable for the actions of other parties the Company engages to provide consulting services to the Company throughout the duration of this agreement.

The Company shall carry no workers compensation or any health or accident insurance on (PCG) or consultant's employees. Company shall not pay any contributions to social security unemployment insurance, Federal or State withholding taxes, nor provide any contributions or benefits which might be customary in an employer-employee relationship.

NON-ASSIGNMENT

No portion of this Agreement or any or its provisions may he assigned, nor obligations delegated to any other person or party without the prior written consent of the Parties except by operations of law or as otherwise set forth herein.

PCG shall not take a Short position, and will deposit the stock according to schedule of campaigns somewhat protecting the Company from any detrimental parties.

NOTICES

Any notices given by either party to the other hereunder shall he sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

ARBITRATION

Any claim or controversy arising out of or relating to this Agreement shall be settled by arbitration in the State of Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction.

ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations. agreements and discussions concerning the subject matter hereof, Shall supersede the previous agreement for 180 days

MODIFICATION AND WAIVER

This Agreement may not he altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

TO GOVERN

This Agreement shall be construed according to the laws of the State of Florida,

NO PARTNERSHIP OR ACENCY

The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall halve any authority to act for, or to assume any obligations or responsibility on behalf of the other Party except as may be, from time to time, agreed upon in writing, between the Parties or as otherwise expressly provided.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this agreement, effective as of the date set fourth above.

/s/  Jason DeOliviera
Jason DeOliviera, President

/s/  David Bryant
David Bryant, Chief Operating Officer
Buyer Group International Inc.

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